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AMERICAS
US Legal Services

J. Neil McMurdie
Senior Counsel
(860) 580-2824
Fax: (860) 580-4844
Neil.McMurdie@us.ing.com

April 2, 2012

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Attention: Filing Desk

Re: ING Life Insurance and Annuity Company
Registration Statement on Form S-3
Prospectus Title: Guaranteed Accumulation Account
File No.:

Dear Ladies and Gentlemen:

ING Life Insurance and Annuity Company, as Registrant, and ING Financial Advisers, LLC, as
Underwriter, hereby request acceleration of the above Registration Statement to April 30, 2012 in accordance with Rule 461 of the Securities Act of 1933.

In support of this request, we acknowledge that:

-- should the Commission or the staff, acting pursuant to delegated authority, declare the filing effective, it does not foreclose the Commission from taking any action with respect to the filing;

-- the action of the Commission or the staff, acting pursuant to delegated authority, in declaring the filing effective, does not relieve the Registrant from its full responsibility for the adequacy and accuracy of the disclosures in the filing; and

-- the Registrant may not assert this action as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

If you have any questions, please call the undersigned at (860) 580-2824.

Very truly yours,

/s/ J. Neil McMurdie

J. Neil McMurdie
Senior Counsel

One Orange Way	ING North America Insurance Corporation
Windsor, CT 06095